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                                                              Exhibit 99.(10)(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Complete and Partial Portfolio Holdings - Arrangements to Disclose to Service Providers and Fiduciaries", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated August 16, 2006 in the Registration Statement of UBS RMA Money Market Portfolio and UBS RMA U.S. Government Portfolio (two of the Funds comprising UBS RMA Money Fund Inc.) (Form N1-A No. 811-03503), UBS RMA Tax-Free Fund Inc. (Form N-1A No. 811-03504), UBS RMA California Municipal Money Fund and UBS RMA New York Municipal Money Fund (the two Funds comprising UBS Managed Municipal Trust) (Form N-1A No. 811-03946), and UBS New Jersey Municipal Money Fund (the sole Fund comprising UBS Municipal Money Market Series) (Form N-1A No. 811-06173).

                                                               ERNST & YOUNG LLP

New York, New York
August 28, 2006